UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DUCKWALL-ALCO STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2010

To our Stockholders:

The Annual Meeting of the Stockholders of Duckwall-ALCO Stores, Inc. will be held at our principal executive offices, at 401 Cottage Street, Abilene, Kansas, on Thursday, June 3, 2010, at 10:00 a.m. local time, for the following purposes:

1.
To elect four directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2011; and

3.	To act upon any other business that may properly come before the annual meeting or any adjournments of that meeting.

In accordance with our Bylaws, the Board of Directors has fixed the close of business on April 23, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments of that meeting.

You are cordially invited to attend the meeting.  Whether or not you intend to attend the meeting, please sign, date and return the enclosed proxy card promptly.  A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.  Your vote is important and all stockholders are urged to be present in person or by proxy.

In accordance with regulations established by the Securities and Exchange Commission, we have provided internet availability of our proxy materials in addition to providing you a full set of printed proxy materials. Please find enclosed in the proxy materials a notice of the internet availability of proxy materials that will provide an explanation of how to access these proxy materials on-line.  A direct link to our proxy materials on-line is the following web address: http://www.alcostores.com/proxy.

By Order of the Board of Directors

Brett C. Bogan
Corporate Secretary

May 7, 2010
Abilene, Kansas

DUCKWALL-ALCO STORES, INC.
401 Cottage Street
Abilene, Kansas 67410-2832
__________________

PROXY STATEMENT
__________________

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2010
__________________

INTRODUCTION

This Proxy Statement is being furnished to the stockholders of Duckwall-ALCO Stores, Inc., a Kansas corporation (“Duckwall” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Duckwall for use at the Annual Meeting of Stockholders to be held on Thursday, June 3, 2010, and at any adjournment or adjournments thereof (the “Annual Meeting”).  The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the principal executive offices of the Company, located at 401 Cottage Street, Abilene, Kansas 67410-2832.

This Proxy Statement and the enclosed form of proxy were first mailed to the Company’s stockholders on or about May 7, 2010.

Proxies

You are requested to complete, date and sign the enclosed form of proxy and return it promptly in the enclosed postage prepaid envelope.  Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders’ instructions indicated in the proxies.  If no instructions are indicated, such shares will be voted IN FAVOR of the election of the nominees for director named in this Proxy Statement, IN FAVOR of ratifying the selection of the accounting firm of KPMG LLP as the Company’s independent accountants for the fiscal year ending January 30, 2011 (“Fiscal 2011”), and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed attorneys-in-fact.

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Corporate Secretary of the Company, by executing and delivering to the Corporate Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

Voting at the Meeting

For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company’s Common Stock as of the close of business on April 23, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.  As of the Record Date, 3,826,852 shares of the Company’s Common Stock were outstanding and entitled to be voted at the Annual Meeting.  Each share of Common Stock is entitled to one vote on each matter properly to come before the Annual Meeting.

Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting for that purpose.

The affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present, is necessary to ratify the selection of KPMG LLP as the Company’s independent accountants and to approve such other matters as properly may come before the Annual Meeting or any adjournment thereof.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Solicitation of Proxies

This solicitation of proxies for the Annual Meeting is being made by the Company’s Board of Directors.  The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy.  After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, the internet, facsimile transmission or personally by directors, officers, employees or agents of the Company.  Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out of pocket expenses, together with those of the Company’s transfer agent, will be paid by the Company.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the principal executive offices of the Company located at 401 Cottage Street, Abilene, Kansas.  The list also will be available at the Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Company’s bylaws did provide that our Board of Directors would consist of between five and seven members.  The Company’s Board of Directors consisted of five members in the fiscal year ending January 31, 2010 (“Fiscal 2010”).  On April 14, 2010, the Board of Directors amended the Bylaws to provide that the Company’s Board of Directors would consist of between three and seven members.

One of the purposes of this Annual Meeting is to elect four directors to serve for a one year term expiring at the Annual Meeting of Stockholders in 2011 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Based on the recommendation of all of the independent directors, the Board of Directors has designated Royce Winsten, Raymond A.D. French, Lolan C. Mackey, and Dennis E. Logue as the four nominees proposed for election at the Annual Meeting.

Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of all nominees.  In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for such nominees or for the particular nominee who has ceased to be a candidate has been withheld.  Each of the nominees has indicated his willingness to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

The Board of Directors recommends that you vote for the election of Royce Winsten, Raymond A.D. French, Lolan C. Mackey, and Dennis E.  Logue as directors.

INFORMATION ABOUT DIRECTOR NOMINEES

The following is certain information regarding each person nominated by the Board of Directors for election as a director at the Annual Meeting.  The Board has concluded that each nominee possesses the minimum qualifications identified in “Nomination Process; Stockholder Nominations” below, and each is in a position to devote an adequate amount of time to the effective performance of director duties. There are no family relationships between any officers or directors of the Company and the nominees, or the nominees themselves. None of the nominees are employed, or have been employed, by the Company or any of its parents, subsidiaries or other affiliates. All of the nominees are independent from the Company as defined in the applicable Listing Rules of the NASDAQ Stock Market. Unless otherwise indicated, the nominees and directors have had the indicated principal occupation for at least the past five years.

ROYCE WINSTEN

Mr. Winsten, age 52, has been a director since October, 2007, and currently serves as Chairman of the Board.   He is Chairman of the Strategy, Budget & Planning Committee and a member of the Audit Committee and Governance Committee.  Since 2005, he has served as a Managing Director of Shore Capital Management LLC, a New Jersey based firm providing securities analysis, investment advisory and portfolio management services.  From 2002 to 2005, Mr. Winsten served as a Vice President of UBS Financial Services, Inc.  He is a Chartered Financial Analyst, and holds a Masters of Business Administration degree from The Fuqua School of Business, Duke University, in addition to studying international economic integration and monetary union with the Institute for European Studies at the London School of Economics and Political Science, London, UK. In nominating Mr. Winsten, the Board noted Mr. Winsten’s diverse financial industry experience, background and education.

RAYMOND A.D. FRENCH

Mr. French, age 41, has been a director since March, 2008.  He is a member of the Compensation Committee, the Strategy, Budget & Planning Committee and the Governance Committee.  Since 2003, Mr. French has been the Chairman of Strongbow Capital, Ltd., which invests in equity securities and is based in Grand Cayman, British West Indies.  During the same period, he has also been the Chairman of Strongbow Capital Management, Ltd., which acts as investment manager to Strongbow Capital Ltd.  Mr. French received his Bachelors Degree from Trinity College in Dublin, Ireland, and a Masters Degree in Real Estate Development from Columbia University.  Mr. French is a citizen of the Republic of Ireland.  Mr. French currently resides in Ramsey, Isle of Man. In nominating Mr. French, the Board noted Mr. French’s extensive financial investment experience and background.

DENNIS E. LOGUE

Mr. Logue, age 66, has been a director since 2005.  He is the Chairman of the Governance Committee and the Chairman of the Audit Committee.  Mr. Logue has served as Chairman of the Board of Ledyard National Bank since 2005.  From 2001 to 2005, he was Dean of the Michael F. Price College of Business at the University of Oklahoma.  Prior thereto, Mr. Logue held numerous business-oriented professorships, most recently at the Amos Tuck School, Dartmouth College from 1974 to 2001.  He is the author or co-author of more than eighty professional papers on a wide variety of financial topics.  He has authored or co-authored six books on pension plans.  He also serves as a director of Waddell & Reed Financial, Inc., Abraxas Petroleum Corp., and Ledyard Financial Group, Inc., the holding company for Ledyard National Bank. In nominating Mr. Logue, the Board noted Mr. Logue’s long and diverse experience as a board member for other companies and his education experience and background.

LOLAN C. MACKEY

Mr. Mackey, age 63, has been a director since 1998.  He is a member of the Audit Committee, Governance Committee, Strategy, Budget & Planning Committee, and Compensation Committee.  Mr. Mackey has been a member of Diversified Retail Solutions LLC, a retail senior management advisory firm, since 1997.   For 25 years prior thereto, Mr. Mackey was employed in various capacities by Wal-Mart Stores, Inc.  From 1990 to 1994, he was Vice President of Store Planning.  From 1994 to 1997, he was Vice President of International Operations. In nominating Mr. Mackey, the Board noted Mr. Mackey’s extensive business experience in the retail industry and his continued quality service provided as a Board member of the Company.

CERTAIN INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Standing Committees; Meetings; Independence

Pursuant to the Company’s Bylaws, the Board of Directors has established four standing committees: Audit Committee, Compensation Committee, Strategy, Budget & Planning Committee and Governance Committee.  The Company does not currently have a nominating committee.  The current members of each standing committee are as follows: Audit Committee - Messrs. Winsten, Logue (Chairman) and Mackey; Compensation Committee - Messrs. Mackey (Chairman) and French; Strategy, Budget & Planning Committee - Messrs. Winsten (Chairman), French and Mackey; and Governance Committee - Messrs. Logue (Chairman), French, Mackey and Winsten.

During Fiscal 2010, the Board of Directors held thirty-three meetings and the Audit Committee held five meetings.  The Compensation Committee held five meetings, the Strategy, Budget & Planning Committee held seven meetings and the Governance Committee held one meeting.  All of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served during Fiscal 2010.

The Company’s policy is to ask directors to attend the annual meeting of stockholders.  All directors who were directors as of the date of the annual meeting attended the Company’s most recent annual meeting.

The Board of Directors has determined that each of its members is independent as defined in the applicable Listing Rules of the NASDAQ Stock Market.

Nomination Process; Stockholder Nominations

Currently, the Board does not have a Nominating Committee or other committee of the Board performing similar functions.  Because the Board has determined that each member of the Board is independent, the Board believes a separate nominating committee is unnecessary at this time.  Instead, the Board as a whole acts as nominating committee for the selection of all nominees for election at stockholder meetings.

In identifying nominees for the Board of Directors, the Board relies on personal contacts of its members and management.  The Board will also consider candidates recommended by stockholders in accordance with the policies and procedures set forth in this Proxy Statement.  However, the Board may choose not to consider an unsolicited candidate recommendation if no vacancy exists on the Board.  The Board may, in its discretion, use an independent search firm to identify nominees.

The Board members evaluate each potential nominee in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in finance, retail and general business, as well as strategic thinking, business management, capital markets and corporate governance. The Board members evaluate each nominee to insure that each nominee has the following minimum qualifications: high integrity, business savvy, shareholder orientation and a general interest in the Company. In determining whether to recommend a director for re-election, the members also consider the director’s past attendance at meetings and participation in and contributions to the activities of the members.  As a matter of practice, when evaluating recommended nominees for directors, the Board members consider the nominee’s character, judgment, independence, financial or business acumen, diversity of experience and ability to represent and act on behalf of all stockholders, as well as the needs of the Board.

The Board does not have a formal policy regarding the diversity of the Board and director nominees. However, the Board strives to have a Board that represents diverse experience in business, management and leadership backgrounds, education, and other areas that are relevant to the Company’s business. In assessing diversity, the Board evaluates each candidate’s individual qualities in the context of how that candidate would relate to the Board as a whole.

Stockholders who wish to recommend candidates for consideration by the Board in connection with next year’s annual meeting should submit the candidate’s name and related information in writing to the Chairman of the Board, in care of the Company’s Corporate Secretary, at 401 Cottage Street, Abilene, Kansas 67410-2832, on or before January 7, 2011.  In addition to the name of the candidate, a stockholder should submit:

•	his or her own name and address as they appear on the Company’s records;

•
if not the record owner, a written statement from the record owner of the shares that verifies the recommending stockholder’s beneficial ownership and period of ownership and that provides the record owner’s name and address as they appear on the Company’s records;

•	a statement disclosing whether such recommending stockholder is acting with or on behalf of any other person, entity or group and, if so, the identity of such person, entity or group;

•	the written consent of the person being recommended to being named in the proxy statement as a nominee if nominated and to serving as a director if elected; and

•
pertinent information concerning the candidate’s background and experience, including information regarding such person required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Board Leadership

The Company separates the roles of Chairman of the Board and Chief Executive Officer/President of the Company. Our current Chairman of the Board is Royce Winsten. Mr. Winsten is not an employee or executive officer of the Company.  During Fiscal 2010, Lawrence J. Zigerelli was Chief Executive Officer/President of the Company. The Board does not have a leading or presiding director, except for the Chairman of the Board noted above. The Board has concluded that the current leadership structure, with the separation of the Chairman of the Board and the Chief Executive Officer/President, is appropriate and meets the best interests of the stockholders. The current leadership structure allows the Chairman of the Board to concentrate on Board of Directors’ duties and obligations and the Chief Executive Officer/President to focus on the Company’s business, administrative, and operational functions.

The Board of Director’s Role in Risk Oversight

The Board of Directors and its committees have an important role in the Company’s risk oversight, management and assessment process. The Board regularly reviews with management the Company’s financial and business strategies, and those reviews include a discussion of relevant material risks as appropriate. The Board discusses, as appropriate, its risk oversight and assessment, as well as any material risks to the Company, with the Company’s general counsel. In addition, the Board delegates risk management responsibilities to the Audit Committee, Governance Committee, and Compensation Committee.

The Audit Committee, as part of its charter, oversees the Company’s risk oversight, management and assessment of the Company. The Governance Committee, as part of its duties, oversees and assesses the risks associated with the corporate governance and ethics of the Company. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation. In addition, as discussed under “Executive Compensation Risk Considerations” below, the Compensation Committee also, as appropriate, assesses the risks relating to the Company’s overall compensation programs.

While the Audit Committee, Governance Committee, and Compensation Committee oversee the management of the risk areas identified above, the entire Board is regularly informed through committee reports about such risks. This enables the Board and its committees to coordinate the risk management, assessment and oversight roles.

Audit Committee

The Audit Committee is a committee of the Board of Directors that consists solely of independent directors. The Audit Committee assists the Board of Directors in fulfilling its oversight of (a) the integrity of the Company’s financial statements, financial reporting process and internal control system, (b) the Company’s compliance with legal and regulation requirements, (c) the independent auditor qualifications and independence, (d) the performance of the Company’s independent accountants, and (e) the system of internal controls, disclosure controls and procedures established by management. The Audit Committee is expected to maintain and encourage free and open communication with the independent accountants, management of the Company and the Board, and should foster adherence to the Company’s policies, procedures and practices at all levels.  The Audit Committee is responsible for selecting, engaging and evaluating the performance of the Company’s independent accountants and for approving the scope of the engagement and the terms of their engagement letter.  The Audit Committee is responsible for and has adopted a policy and procedure regarding the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

The Board of Directors has determined that Dennis Logue is an “audit committee financial expert,” as defined in Item 407(d)(5) of the Securities and Exchange Commission (“SEC”) Regulation S-K.  The Board determined that Mr. Dennis Logue is independent, as independence for audit committees is defined in the applicable Listing Rules of the NASDAQ National Stock Market. Under SEC regulations, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for any purpose, including without limitation for purposes of section 11 of the Securities Act of 1933, as a result of being identified as an audit committee financial expert.  Further, the designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability on such person that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification and does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

During Fiscal 2010, the Audit Committee extensively analyzed the performance of KPMG LLP and the fulfillment by KPMG LLP of the Company’s expectations as the Company’s external auditor for the past two fiscal years. Also in Fiscal 2010, KPMG LLP presented to the Audit Committee its performance related to fees and audit scope in comparison to the three year plan that KPMG LLP presented two years ago to the Company. After taking into consideration KPMG LLP’s performance as discussed above, the Audit Committee determined that KPMG LLP should be appointed as the Company’s independent registered public accounting firm for external audits for Fiscal 2011.

The Audit Committee is governed by the Amended and Restated Audit Committee Charter (the “Charter”). A copy of the Charter is available on the Company’s website, which is located at www.alcostores.com. Once you are at the Company’s website, you must click on “Investors.” Once you are on the Investors web page, you must click on the “Corporate Governance” link. Once you are on the Corporate Governance web page, you may click on a link to access the Charter. You may access the Corporate Governance page directly by going to the following link: http://www.alcostores.com/company_information/investor_relation/ALCO_Corp_Goverance.html.

The information in or referenced to in the previous paragraph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ending January 31, 2010, with management and the independent accountants.  The Audit Committee has also discussed and reviewed with the independent accountants the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which relates to the accountants’ judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

In addition, the Audit Committee has received the written disclosures and the letter from the independent public accountants required by the applicable standards of the Public Company Accounting Oversight Board, relating to the independent accountant’s communication with the audit committee concerning the accountants’ independence from the Company and its subsidiaries and has discussed with the independent public accountants their independence.  The Audit Committee has considered whether other non audit services provided by the independent accountants to the Company are compatible with maintaining the auditor’s independence and has discussed with KPMG LLP the independence of that firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010, for filing with the SEC.

This report is made over the name of each continuing member of the Audit Committee at the time of such recommendation, namely:

Dennis E. Logue
Lolan C. Mackey
Royce Winsten

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee

The Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company’s executive officers, including the President and Chief Executive Officer’s compensation. The President and Chief Executive Officer and other executive officers may attend Compensation Committee meetings and make recommendations, but they may not be present during discussions regarding their own compensation. Although, the ultimate responsibility for approving the compensation programs of our named executive officers rests with the Board.  The Compensation Committee also administers the Company’s Incentive Stock Option Plan and the Non-Qualified Stock Option Plan for Non-Management Directors. Although it may choose to do so in the future, in recent years the Compensation Committee has not used a consultant in considering compensation policies and programs for executive officers but relies on the experience of its members, their familiarity with compensation programs of other companies, recommendations of management and informal surveys of the practices of companies whose business is deemed similar to the Company’s by the Compensation Committee.

The Compensation Committee adopted a Compensation Committee Charter on April 4, 2007, a copy of which  is available on our website at www.alcostores.com. Once you are at the Company’s website, you must click on “Investors,” and then on the Investors page you must click on the “Corporate Governance” link. Once you are on the Corporate Governance web page, you may click on a link to access the Compensation Committee Charter. You may access the Compensation Committee Charter directly, by going to the direct link of the Corporate Governance page, which is: http://www.alcostores.com/company_information/investor_relation/ALCO_Corp_Goverance.html.

See “EXECUTIVE COMPENSATION AND OTHER MATTERS – Compensation Discussion and Analysis” for further information on the processes we follow in setting compensation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now or was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement and based on such review and discussion recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Members:

Raymond A.D. French
Lolan C. Mackey

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee is tasked with discharging the Board of Directors’ responsibilities related to oversight of the compensation of our directors and officers and ensuring that our executive compensation program meets our corporate objectives.  This Compensation Discussion and Analysis is a discussion and analysis of the various executive compensation policies, programs and practices developed by the Compensation Committee, and is intended to provide insight into the Compensation Committee’s decision making process for determining the compensation for our named executive officers, including:

•
Lawrence J. Zigerelli, age 51, has served as President and Chief Executive Officer of the Company since July 1, 2008. From January 2007 to January 2008, Mr. Zigerelli served as Chairman of the Board and Chief Executive Officer of Levitz Furniture. Prior thereto, Mr. Zigerelli served as a retail consultant to Prentice Capital Management, L.P. He began his career with Procter & Gamble in 1980 and rose to the position of Vice President and General Manager of Puerto Rico/Caribbean, food and beverage for Latin America. In 1999, he joined drug store CVS Corp. as Executive Vice President of Corporate Development and eventually added the role of Executive Vice President of Marketing. In September 2002, he joined supercenter retailer Meijer, Inc., as Senior Vice President of Marketing and Merchandising. He became President and a member of the Board of Directors of Meijer, Inc. in April 2005 and served in that capacity until November 2006. Mr. Zigerelli has approximately 28 years experience in the consumer products and retail industries. Mr. Zigerelli resigned from the Company during Fiscal 2011, effective as of February 19, 2010.

•
Jane F. Gilmartin, age 54, has served as Executive Vice President and Chief Operating Officer of the Company since July 24, 2008. From July 2006 to February 2007, Ms. Gilmartin served as Senior Vice President and Chief Merchandising Officer of Levitz Furniture, Inc. Prior thereto, Ms. Gilmartin served as Executive Vice President and Chief Merchandising Officer for Linens ‘N Things from August 2005 to March 2006, Senior Vice President of Ross Store, Inc. from November 2003 to August 2005, and Chief Executive Officer, Chairman and President of International Art, Inc. from January 2002 to November 2003. Ms. Gilmartin has approximately 30 years experience in the retail industry.

•
Donny R. Johnson, age 49, has served as Executive Vice President, Chief Financial Officer of the Company since July 1, 2008. Mr. Johnson served as the Company’s Interim Chief Executive Officer from February 22, 2008 to June 30, 2008. Mr. Johnson served as Senior Vice President and Chief Financial Officer from August 1, 2007 to February 21, 2008. For the five years prior to that, he was Executive Vice President and Chief Financial Officer for Brookshire Brothers. Mr. Johnson has approximately 20 years experience in the retail industry.

•
Tom L. Canfield, Jr., age 56, has served as our Senior Vice President – Logistics/Administration since 2006. From 1973 to 2006, Mr. Canfield served in various capacities with the Company. Mr. Canfield has approximately 35 years of experience in the retail industry.

•
James M. Spencer, age 43, has served as Senior Vice President of Operations of the Company since December 15, 2008. For the five years prior to that, Mr. Spencer served as the Senior Vice President of Development & Business Transformation, The Seiyu, Ltd. (Wal-Mart International), Vice President of International Operations, Senior Director of International Operations, and District Manager of U.S. Operations for Wal-Mart, Inc. Mr. Spencer has approximately 20 years of store operations and retail management experience.  Mr. Spencer resigned from the Company during Fiscal 2011, effective as of February 26, 2010.

Our mission as a company is to be the best broadline retailer in America, serving smaller, hometown communities.  We strive every day to achieve that goal with our work ethic, quality selection of goods, competitive prices, and friendly service of bygone days.

The Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to our Company’s mission, corporate performance and increased stockholder value.  Relative to other companies, we believe that our program is relatively simple and conservative.  For our most senior executive officers, the program consists primarily of three elements – base salary, an opportunity for an annual cash incentive award and an opportunity for stock option grants.  Base salary increases, the size of the annual cash incentive awards and the size of the stock option awards for our most senior executive officers are determined in large part by reference to return on equity and other goals established by the Compensation Committee at the beginning of each year.  These goals, even at the lowest level at which compensation can be awarded, are intended to be difficult to achieve relative to our prior year’s performance and relative to our competitors’ projected performance for the year.  Furthermore, stock options granted will only have value if the price of our common stock increases after the date of grant.  See “Elements of Executive Compensation” below for a discussion of base salary increases, annual cash incentive awards and stock option awards granted to our named executive officers in Fiscal 2010.

We expect that option awards to be made in Fiscal 2011 based on Fiscal 2010 performance may be smaller than in previous years, as was also the case in Fiscal 2010.  In granting option awards in Fiscal 2010, the Compensation Committee took into consideration the fact that the option grants made in Fiscal 2007 and 2008 based on our strong performance in Fiscal 2007 were significantly underwater, given their exercise price of between approximately $20 and $40 per share and our closing price on the last day of Fiscal 2009 was $8.61.  To date, these options, as well as unexercised annual option grants made since 2000, have provided little value to the recipients, even though we are required to assign a significant value to the Fiscal 2008 option grants and certain prior year grants in our Summary Compensation Table.  Consequently, the effectiveness of these options as a reward for performance, as an incentive for future performance and as a retention incentive has been significantly diminished.  The Compensation Committee also took into consideration the fact that our performance in Fiscal 2009 and 2010,  based on a number of financial measures was comparable relative to the performance of many other companies in the retail industry, reflective of a difficult retail environment.  The same factors existed in Fiscal 2010, and the closing price of last day of Fiscal 2010 was $12.19. Therefore, the Compensation Committee will take these same items into consideration in granting option awards in Fiscal 2011.

Although, the Compensation Committee is also aware that the lower exercise price of our stock option awards granted in Fiscal 2009 and 2010 may be an incentive to executive officers because if the price of stock rises, these options awarded in Fiscal 2009 and 2010 will become more valuable because of their low exercise price. The Compensation Committee may extend these considerations to other elements of our executive compensation program in Fiscal 2011 and beyond.

Compensation Objectives and Philosophy

Generally, our compensation and benefits program objectives are to align compensation programs with our business objectives and stockholders’ interests, to reward our performance, to be externally competitive and internally equitable and to retain talent on a long-term basis.

The Company’s executive compensation program is designed to accomplish the following objectives:

•	To attract and retain motivated executives who substantially contribute to the Company’s long-term success and the creation of stockholder value;

•	To reward executives when the Company performs financially or operationally well;

•	To align the financial interests of our executives with the interests of our stockholders; and

•	To be competitive with the Company’s industry without targeting or setting compensation at specific benchmark percentiles.

Our philosophy is to balance the named executive officers’ short-term compensation with long-term compensation in order to align their interests with the interests of our stockholders.   Within this framework, the Compensation Committee strives to maintain executive compensation that is fair, reasonable, and competitive.

Our philosophy and objectives are implemented through our executive compensation program, which is comprised of the following primary elements:

•	Base salary and benefits are designed to attract and retain employees over time.

•
Annual cash awards are designed to focus employees on the objectives set by the Company for a particular year for overall Company performance goals.  These goals are set to a level consistent with the Company’s business plan and philosophy, including enhancement of stockholder value.

•
Long-Term Incentives – stock options – focus executives’ efforts on the behaviors within the recipients’ control that we believe are necessary to ensure the long-term success of the Company, as reflected in increases in the Company’s stock prices over a period of several years, growth in earnings per share and other elements.

The Compensation Committee is afforded sufficient flexibility to use these elements, in addition to other benefits, in a way that it believes will accomplish its objectives.

Compensation Setting Process

Each year, the Compensation Committee approves executive compensation based upon a number of factors and reference points, and does not set executive compensation at specific benchmark percentiles or based on a formula-driven framework.  This enables the Compensation Committee to be responsive to the Company’s financial and operational performance, the competitive pay information within the Company’s industry, and the current dynamics of the labor market.  In approving the named executive officers’ individual pay components and total direct compensation, the Compensation Committee generally considers one or more of the following factors and reference points:

•	The Company’s financial and operational performance;
•	Historical compensation levels;
•	The role and responsibilities of the named executive officers;

•	Evaluations of the named executive officers’ performance;
•	Competitive pay information within the Company’s industry; and
•	Any recommendations of the Company’s Chief Executive Officer.

The Company does not have a specific policy, practice, or formula regarding the allocation of total direct compensation between (a) base salary and incentive awards, (b) cash performance bonus and equity incentive awards, or (c) total cash compensation and total equity incentive awards.

The Compensation Committee has not engaged a compensation consultant in recent years to assist it in designing and implementing the Company’s executive compensation program, but instead has relied on the experience of its members.  The Compensation Committee approves individual pay components and total direct compensation levels based upon its subjective judgment and discretion as to the overall fairness and competitiveness of the named executive officers’ compensation.

How We Determine Compensation

The Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for executive officers, although the ultimate responsibility for approving the compensation programs of our named executive officers rests with the Board.

The Compensation Committee met numerous times during the course of a fiscal year to review issues with respect to executive compensation matters.  The agenda for each meeting of the Compensation Committee is prepared and/or approved by the chairman of the Compensation Committee in advance of the meeting.  The chairman of the Compensation Committee may, but is not required to, invite members of management or other members of our Board of Directors to attend portions of meetings as deemed appropriate.  The President and certain other executive officers may attend Compensation Committee meetings, but are not present during discussions or deliberations regarding their own compensation.  In Fiscal 2010, the Company’s President and Chief Executive Officer was the only executive officer that had a material role in determining executive compensation.  For Fiscal 2010, the President and Chief Executive Officer set the goals and objectives for each other named executive officer, provided input as to whether each other named executive officer met such goals and objectives, and made  recommendations to the Compensation Committee regarding any adjustments to the other named executive  officers’ compensation.  The President and Chief Executive Officer did not make any recommendations to the Compensation Committee regarding his compensation in Fiscal 2010, and the President and Chief Executive Officer’s compensation in Fiscal 2010 was based solely on his employment contract entered into on July 1, 2008.  The Compensation Committee has complete authority to accept, modify or reject the President and Chief Executive Officer’s recommendations regarding executive compensation.

Although it may do so in the future, in recent years the Compensation Committee has not used a consultant in considering compensation policies and programs for executive officers, but relies on the experience of its members, their familiarity with compensation programs of other companies, recommendations of management and informal surveys of the practices of companies whose business is deemed similar to the Company’s by the Compensation Committee.

Role of Peer Analysis in Compensation Determinations

As indicated above, one of the factors that the Compensation Committee considers in setting executive compensation is competitive pay information within the Company’s industry.  The Compensation Committee compares the individual pay components (i.e., base salary, cash incentive awards, and long-term incentive awards) and total direct compensation (i.e., base salary, cash incentive awards, long-term incentive awards and all other compensation) of each of the named executive officer against a peer group of publicly traded retail companies (the “Peer Group”).  The retail companies comprising the Peer Group were:

Dollar General Corporation	Family Dollar Stores, Inc.
Target Corporation	Fred’s Inc.

The Compensation Committee selected these companies because they are in the same industry as the Company and the Company believes that it competes with these companies for employee talent.  The Compensation Committee elected not to use the peer group utilized in the Company’s stock performance graph for purposes of assessing executive compensation, as the Compensation Committee believes the above companies better represent the Company’s direct competitors for employee talent.  All of the above peer companies are much larger than the Company in terms of assets, revenues, and market capitalization.  The Compensation Committee realizes this size disparity and takes the disparity into account when reviewing the Peer Group in the context of evaluating and setting the individual pay components and total direct compensation of the named executive officers.  Furthermore, the Compensation Committee believes that designing its executive compensation program to be competitive with the Peer Group promotes the Company’s recruitment and retention efforts.

Notwithstanding the above, the Compensation Committee does not target or set executive compensation to specific benchmark percentiles.  The competitive pay information derived from the Peer Group is one of a number of factors and reference points used by the Compensation Committee, which other factors and reference points include the Company’s financial and operational performance; historical compensation levels; the role and responsibilities of the named executive officers; evaluations of the named executive officers’ performance; and any recommendations of the Company’s President and Chief Executive Officer.  The competitive pay information is not, by itself, material to the Compensation Committee’s determination of the individual pay components and total direct compensation of the named executive officers.  The same is true for the other factors and reference points listed above.  Consequently, depending upon one or more of these other factors and reference points, a named executive officer’s individual pay components and total direct compensation may be below, within, or above the median of the competitive pay information.

The Compensation Committee approves individual pay components and total direct compensation levels based upon its subjective judgment and discretion as to the overall fairness and competitiveness of the named executive officers’ compensation.  The peer analyses helps to provide the Compensation Committee the framework necessary to make these determinations, as well as to assist it in determining whether the named executive officers’ compensation levels will accomplish the objectives of the Company’s executive compensation program.

Elements of Executive Compensation

As noted above, the principal ongoing components of our compensation program consist of base salary, the opportunity to earn annual bonuses based on Company performance and long-term equity based incentives.

Base Salary.  In the course of negotiating base salaries with our executive officers, we strive to take into account each individual’s levels of experience and anticipated skills and contribution to us, our geographic location and informal market surveys indicating what competitive salaries might be.  In setting base salaries of executive officers other than the President and Chief Executive Officer, the Compensation Committee also takes into account recommendations made by the President and Chief Executive Officer.

When considering annual adjustments to the base salary of the President and Chief Executive Officer, the Compensation Committee typically takes into account the Company’s performance and the Compensation Committee’s assessment of his effectiveness in the performance of his duties.

The Compensation Committee’s decision to adjust a named executive officers’ base salary have been made in the Compensation Committee’s subjective discretion and was not tied to a mathematical formula measuring achievement of quantitative criteria.  Financial results were not quantified in this analysis. In reaching its decision to adjust a named executive officer’s base salary, the Compensation Committee may consider such factors as, among others: (1) overall Company performance; (2) the President and Chief Executive Officer’s recommendations (except for the President and Chief Executive Officer’s own compensation); (3) a subjective assessment of the named executive officer’s performance; (4) an analysis of Peer Group data, as appropriate; (5) the named executive officer’s existing base salary level and his or her length of service with the Company; and (6) the named executive officer’s overall contribution to the Company’s business. As discussed below, base salaries may also be adjusted as a result of a named executive officer assuming additional responsibilities within the Company.

The salaries shown in the Summary Compensation Table reflect annual adjustments from the beginning of Fiscal 2010 to the base salaries of the named executive officers present to the end of Fiscal 2010 as follows:

•	Mr. Zigerelli – 0%
•	Ms. Gilmartin – 0%
•	Mr. Johnson – 0%
•	Mr. Canfield – 13.89%
•	Mr. Spencer – 0%

Adjustments are sometimes made as a result of a promotion or other change in duties.  Mr. Canfield was provided a raise because of additional duties and responsibilities he has incurred as the Company’s  Senior Vice President-Logistics/Administration, his length of service to the Company, and the length of time since his last increase in base salary.

Annual Cash Incentive.  We believe that a portion of an executive officer’s total annual compensation should be incentive-based and that by rewarding good performance, such arrangements help align the interests of our named executive officers with those of our stockholders.  Consequently, in Fiscal 2006, we began entering into arrangements whereby a contractual bonus would be paid based on Return on Equity (“ROE”).  Return on Equity for this purpose means earnings from continuing operations before discontinued operations, excluding cumulative change in accounting and one-time termination benefits recognized in accordance with FASB ASC Topic 718, divided by the average of stockholders’ equity at the beginning and end of the fiscal year.  Accordingly, the Compensation Committee approved contractual bonus opportunities in Fiscal 2008 as follows: if the Return on Equity was between 10% and 12%, the executive officers would receive 80% of their contractual bonus, if it was between 12% and 14%, they would receive 100% of their contractual bonus and if it was over 14%, they would receive 140% of their contractual bonus.  For Fiscal 2009 and Fiscal 2010, the Compensation Committee did not establish a return on equity target  (or any other annual cash incentive award target) because the Compensation Committee was unable to determine an appropriate return on equity target or other incentive award target for Fiscal 2009 and Fiscal 2010.  Consequently, the Company did not payout a return on equity based bonus to its executive officers in Fiscal 2009 or Fiscal 2010.

Our employment agreements provide that bonuses must be repaid to the extent they are paid based on financial information that is later determined to be materially overstated and results in a financial restatement that would have lessened the amount of bonus paid the employee.  Under the existing contracts with the named executive officers, the Company may elect to pay other bonuses in its sole discretion.   If any such bonus were to be paid, it generally would be based on recommendations of the President and would require Compensation Committee approval.

These bonus provisions and the application of such bonus provisions with regard to 2010 cash incentive compensation are described below.

Lawrence Zigerelli and Jane F. Gilmartin.  The Company entered into employment agreements with Mr. Zigerelli  and Ms. Gilmartin on July 1, 2008, and July 24, 2008, respectively.  In order to entice Mr. Zigerelli and Ms. Gilmartin to enter into such employment agreements, the Compensation Committee included in their employment agreements defined bonus amounts based on specified ROE targets for two performance periods.  These defined bonus amounts were determined through the course of arms-length negotiations of their employment agreements.  As part of these negotiations, the Compensation Committee considered Mr. Zigerelli’s and Ms. Gilmartin’s role and responsibilities within the Company and analyzed the terms of the same or similar arrangements for comparable executives employed by one or more of the retail companies in our Peer Group and other published compensation survey data, including the Report of the NACD Blue Ribbon Commission on Executive Compensation and the Role of the Compensation Committee, but the defined bonus amounts were ultimately set in the Compensation Committee’s subjective judgment and discretion as to the overall fairness and competitiveness of their compensation and was not based on a formula-driven framework.

The first performance period began on August 4, 2008, and ended on August 2, 2009.  The second performance period began on August 3, 2009, and will end on August 1, 2010.  Mr. Zigerelli’ s and Ms. Gilmartin’s employment agreements each provide that they will receive a bonus based on the Company’s ROE (as defined below) for the applicable performance period as follows:

ROE	Amount of Bonus
7.49% or less	No Bonus
7.5% to 9.99%	50% of base salary
10% to 12.49%	75% of base salary
12.5% to 14.99%	100% of base salary
15% to 17.49%	125% of base salary
17.5% or more	150% of base salary

As set forth in the employment agreements, “ROE” means, for any 12-month period, earnings from continuing operations before discontinued operations for such period, excluding cumulative changes in accounting and one-time termination benefits recognized in accordance with FASB ASC Topic 718, divided by the stockholders’ equity at the end of the immediately preceding 12-month period.  The Compensation Committee selected the performance measure of ROE to focus the named executive officers on creating long-term stockholder value, aligning the named executive officers’ financial interests with the interests of the Company’s stockholders.

For the performance period ended on August 2, 2009, the Company’s ROE was 0.89%.  Because this amount was below 7.49%, neither Mr. Zigerelli nor Ms. Gilmartin received a ROE-based bonus, as described in their employment agreements, for the performance period ended on August 2, 2009.

All Other Named Executive Officers.  The Company has also entered into employment agreements with each of the other named executive officers.  These employment agreements generally provide that the named executive officer will receive an annual bonus based on the Company’s return on equity for the applicable fiscal year, subject to certain conditions.

The terms of the other named executive officers’ employment agreements established the following bonus levels, expressed as a percentage of the respective officer’s base salary:

Named Executive Officer	Bonus Level
Donny R. Johnson	35% of base salary
Tom L. Canfield, Jr.	30% of base salary
James M. Spencer	35% of base salary

The above bonus levels were determined through the course of arms-length negotiations of the other named executive officers’ employment agreements.  As part of these negotiations, the Compensation Committee considered each respective officer’s role and responsibilities within the Company and analyzed the terms of the same or similar arrangements for comparable executives employed by one or more of the retail companies in our Peer Group and other published compensation survey data, but the bonus levels were ultimately set in the Compensation Committee’s subjective judgment and discretion as to the overall fairness and competitiveness of such officer’s compensation and was not based on a formula-driven framework.  The Compensation Committee also believes that our named executive officers’ financial interests should be aligned with our stockholders’ interests and that individuals with greater roles and the ability to directly impact the Company’s financial and operating performance should have a greater percentage of their compensation at risk, and therefore, the Compensation Committee allocated larger percentages to Messrs. Johnson and Spencer, than were allocated to the other named executive officer.

For Fiscal 2010, the Compensation Committee did not establish a return on equity target (or any other annual cash incentive award target) because the Compensation Committee was unable to determine an appropriate return on equity target or other incentive award target for Fiscal 2010.  Consequently, the Company did not payout a return on equity based bonus to Messrs. Johnson, Canfield, or Spencer in Fiscal 2010.

Long Term Incentives.  In May 1993, stockholders approved the Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan (the “1993 Plan”) whose purpose was to encourage key employees to participate in the ownership of and to promote the success of the business of the Company.  The 1993 Plan was amended in 1997 and 1998.  There were 650,000 shares of Common Stock authorized for issuance upon exercise of options under the 1993 Plan.  The 1993 Plan expired on May 18, 2003 and the last of any outstanding options under the 1993 Plan expired on March 21, 2007.

In May 2003, the stockholders approved the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan (the “2003 Plan”).  There are 500,000 shares of Common stock authorized for issuance upon exercise of options under the 2003 Plan.  As of April 23, 2010, options for 107,845 shares remained available for issuance under the 2003 Plan.  The 2003 Plan is administered by the Compensation Committee of the Board of Directors, whose members are appointed by the Board.  The Chief Executive Officer provides recommendations to the Compensation Committee as to who might receive grants under the plans.  The Compensation Committee, in its sole discretion, selects the employees to receive options based on the employee’s past material contributions to the performance of the Company or the expectation that the employee will make material contributions in the future.  Only key employees are eligible to receive options, and we do not necessarily make annual option awards.

Currently, the key employees who are eligible to receive stock options include those employees who hold the office of President and Chief Executive Officer, a Vice President position, or director of a division of the Company.  All of the Company’s named executive officers hold one of these titles and are eligible to receive stock options.  Eligible key employees will only receive stock options if, and to the extent, such stock options are approved by the Compensation Committee.

Each outstanding option permits the holder to purchase shares of the Common Stock at a price equal to the fair market value of the stock at the time of the grant. The fair market value is defined as the mean between the high and low sales prices, if any, on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on the date of the grant of the option.  If no sales occurred on the grant date, the fair market value is the weighted average of the means between the highest and lowest sales on the nearest trading date before and after the date of grant.  The number of shares and option price covered by outstanding options may be adjusted in the event of any stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares of Common Stock.

The Compensation Committee does not have any formalized policy or procedures for the annual grant of stock options or other equity awards to the Company’s executive officers and other key employees. Therefore, annual equity awards may or may not be made to the Company’s named executive officers. The grant of equity awards is determined by the Compensation Committee in its subjective discretion. In the past, the Compensation Committee has approved from time to time the grant of stock options upon the initial employment or promotion of a named executive officer or other key employee of the Company. Additionally, the Company does not have a formal policy on the timing of equity compensation grants in connection with the release of material non-public information to affect the value of compensation.  In the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety.

In Fiscal 2010, the Compensation Committee granted stock options to the named executive officers as follows:

Named Executive Officer	Stock Options Awarded
Lawrence J. Zigerelli	0
Jane F. Gilmartin	0
Donny R. Johnson	10,000
Tom L. Canfield, Jr.	10,000
James M. Spencer	0

The number of stock options awarded to the named executive officers in Fiscal 2010, whether set forth in an employment agreement or not, was determined by the Compensation Committee in its subjective judgment and discretion as to the overall fairness and competitiveness of such officer’s long-term incentive compensation and was not based on a formula-driven framework. As part of its deliberations in approving the stock option awards, the Compensation Committee considered (1) the need to align the financial interests of the named executive officers with the Company’s stockholders, (2) each respective officer’s role and responsibilities within the Company, and (3) as applicable, the number of stock options awarded to each named executive officer in prior years.  The Compensation Committee considered these factors, as well as the dedicated service provided by each named executive officer, when determining to award stock options to Mr. Johnson and Mr. Canfield in Fiscal 2010.

Severance Pay Arrangements.  We compete in a marketplace where severance and change in control protections are commonplace and consequently, we have negotiated employment agreements containing termination and change in control provisions with our named executive officers to facilitate our ability to attract and retain them.  The arrangements that we have agreed to are described fully under the section captioned “Potential Payments Upon Termination or Change in Control,” but generally provide for one year’s base salary and benefits continuation for all named executive officers, in accordance with each named executive officer’s employment agreement, following termination without cause or a change in control of the Company.

Other Annual Arrangements.  Other than below, we do not provide perquisites of any significance and we do not have significant executive benefits, such as supplemental executive retirement plans or deferred compensation arrangements.

•	We paid premiums on a $100,000 life insurance policy for Mr. Canfield, although we generally try to avoid providing this benefit to new executives.

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We also made matching contributions to our executive officers’ accounts in our 401k plan.   The contribution level is the same as for all employees, which is 50% of the amount contributed by the employee (which could not exceed $15,500 in Fiscal 2010) up to 4% of his base pay.  Employees become fully vested in the Company’s contributions after seven years.

Tax, Accounting and Other Considerations

Tax Considerations.  Under IRC Section 162(m), publicly held companies may not deduct compensation paid to named executive officers to the extent that an executive’s compensation exceeds $1,000,000 in any one year, unless such compensation is “performance based.”  Because our incentive programs have a retention purpose as well as an incentive purpose, our Compensation Committee generally has not viewed it as practicable or in our best interests to qualify compensation programs under 162(m).  We do not anticipate that non-qualifying compensation of any named executive officer will approach the $1,000,000 limit in Fiscal 2011.

Accounting Considerations.  With the adoption of FASB ASC Topic 718, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Employment Agreements

Following is a list of the Fiscal 2010 named executive officers employed with the company as of April 23, 2010, with which we have entered into employment agreements:

Name	Effective Date
James M. Spencer	December 15, 2008 (1)
Jane F. Gilmartin	July 24, 2008
Lawrence J. Zigerelli	July 1, 2008 (2)
Donny R. Johnson	August 1, 2007
Tom L. Canfield, Jr.	January 5, 2006

(1)	Mr. Spencer resigned from the Company on February 26, 2010.

(2)
Mr. Zigerelli resigned from the Company on February 19, 2010. Richard E. Wilson is the current President and Chief Executive Officer of the Company, appointed during Fiscal 2011, after the resignation of Mr. Zigerelli on February 19, 2010. The Company entered into an employment agreement with Mr. Wilson on February 15, 2010.

The Compensation Committee believes that employment agreements are important to both our executives and to us in that the executive benefits from clarity of the terms of his or her employment, as well as protection from wrongful termination, while we benefit from nondisclosure and non-competition protection, enhancing our ability to retain the services of our executives. The Compensation Committee periodically reviews the terms of the employment agreements and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements are discussed elsewhere in this proxy statement.

Information Regarding Certain Named Executive Officers Who Are No Longer Employed With the Company

Lawrence J. Zigerelli served as the Company’s President and Chief Executive Officer from July 1, 2008 to February 19, 2010. As part of Mr. Zigerelli’s separation from the Company, the Company entered into a Separation and Release Agreement with Mr. Zigerelli on March 9, 2010 (the “Separation Agreement”). Under the Separation Agreement, Mr. Zigerelli will receive $125,000 over a twelve month period pursuant to the Company’s regular payroll practices. In addition, Mr. Zigerelli shall be reimbursed for his COBRA premiums for six months, which shall total $6,022.

In addition, in connection with Mr. Zigerelli’s resignation, Mr. Zigerelli exercised his vested options for 27,500 shares on March 19, 2010.  Of which, 25,000 were vested under the Company’s Incentive Stock Option Plan and 2,500 were vested under his Non-Qualified Stock Option Agreement with the Company.

James M. Spencer resigned from his position of Senior Vice President-Operations on February 26, 2010. In connection with Mr. Spencer’s resignation, the Company entered into a revised Stock Option Agreement to allow Mr. Spencer to receive net shares of his vested stock options in a cashless transaction in lieu of exercising his vested stock options. Mr. Spencer elected net exercise for vested options, receiving 1,405 shares on March 19, 2010 under his revised Stock Option Agreement and the Company’s Incentive Stock Option Plan.

Bruce Dale is a former named executive officer of the Company. Mr. Dale, who served as President and Chief Executive Officer, was terminated on February 22, 2008.  In connection with the termination of Mr. Dale’s employment, the Company entered into a Separation and Release Agreement. Under such agreement, the  Company agreed to pay Mr. Dale’s base salary of $365,000 per year until March 31, 2010, and to pay his monthly premiums of group health benefits under COBRA for 18 months after the termination date, and thereafter reimburse Mr. Dale on a monthly basis, an amount equal to the cost of such insurance until March 31, 2010. Therefore, Mr. Dale was paid $365,000 in Fiscal 2010 under such agreement. The Company, in the aggregate, estimates the cost it incurred for Mr. Dale’s COBRA payments to be approximately $20,088.

SUMMARY COMPENSATION TABLE (1)
FISCAL YEAR ENDED JANUARY 31, 2010

The following table shows the compensation that we paid to our principal executive officer (“PEO”), our principal financial officer (“PFO”), and to each of our three other most highly compensated executive officers during the last fiscal year for services to us in all capacities.

Name and Principal Position	Fiscal Year	Salary ($)	Option Award(7) ($)	All Other Compensation(8)(9) ($)	Total ($)

Lawrence J. Zigerelli (2)	2010	400,000	72,541	7,151	479,692
President - Chief Executive Officer	2009	233,333	54,406	46,906	334,645
(PEO)	2008	N/A	N/A	N/A	N/A

Jane F. Gilmartin (3)	2010	325,000	45,532	6,607	377,139
Executive Vice President – Chief	2009	169,722	34,149	19,868	223,739
Operating Officer	2008	N/A	N/A	N/A	N/A

Donny R. Johnson (4)	2010	275,000	98,440	6,548	379,988
Executive Vice President-	2009	270,418	68,364	31,005	369,787
Chief Financial Officer (PFO)	2008	100,000	33,689	52,559	186,248

Tom L. Canfield, Jr. (5)	2010	186,250	68,774	7,228	262,252
Senior Vice President-Logistics/	2009	180,000	39,319	13,021	232,340
Administration	2008	180,000	39,770	14,011	233,781

James M. Spencer (6)	2010	215,000	24,209	6,548	245,757
Senior Vice President-	2009	28,043	6,052	2,283	36,378
Store Operations	2008	N/A	N/A	N/A	N/A

(1)
The Company does not provide executive officers with stock awards as compensation and, therefore, there are no stock awards to disclose on the Summary Compensation Table under SEC Regulation S-K 402(c).

(2)
Mr. Zigerelli was appointed to the position of Chief Executive Officer and President of the Company on July 1, 2008. His employment agreement provides for an annual base salary of $400,000. Mr. Zigerelli resigned from the Company on February 19, 2010. Richard E. Wilson is the current President and Chief Executive Officer of the Company, appointed during Fiscal 2011, after the resignation of Mr. Zigerelli on February 19, 2010. The Company entered into an employment agreement with Mr. Wilson on February 15, 2010.

(3)	Ms. Gilmartin was appointed to the position of Executive Vice President and Chief Operating Officer on July 24, 2008. Her employment agreement provides for an annual base salary of $325,000.

(4)
Mr. Johnson, whose employment contract provided for an annual salary of $200,000, served as Senior Vice President – Chief Financial Officer (PFO) from August 1, 2007, through February 22, 2008, when he was appointed the Interim President and Chief Executive Officer and his salary was increased to $275,000. Mr. Johnson served as Interim President and Chief Executive Officer until June 30, 2008. On July 1, 2008, Mr. Johnson was appointed the Company’s Executive Vice President – Chief Financial Officer and his salary remained the same.

(5)	Mr. Canfield’s base salary was raised from $185,000 to $205,000 during Fiscal 2010, effective as of October 1, 2009.

(6)
Mr. Spencer was appointed to the position of Senior Vice President-Store Operations on December 15, 2008. His employment agreement provides for a base salary of $215,000. Mr. Spencer resigned from the Company on February 26, 2010.

(7)
The amount shown is the amount recognized for financial statement reporting purposes with respect to  Fiscal 2010 in accordance with FASB ASC Topic 718 and, therefore, includes amounts from awards granted in and prior to Fiscal 2010.  For a discussion of the valuation assumptions used, see Note 10 to the Company’s Fiscal 2010 audited financial statements included in our Annual Report on Form 10-K.

(8)	Excludes perquisites and other benefits, unless the aggregate amount of such compensation equals or exceeds $10,000 for the named executive officer.

(9)	Includes:

•	premiums paid by the Company with respect to whole life insurance for Fiscal 2010 in the amount of $1,607 for Mr. Canfield;
•
contributions made by the Company for Fiscal 2010 to the named individual’s account in the Duckwall-ALCO Stores, Inc. 401K Plan in the amounts of: $2,894 to Mr. Canfield, $1,059 to Mr. Johnson, and $4,300 to Mr. Spencer;

•	discretionary bonus payments; and
•
health and dental benefits provided by the Company for Fiscal 2010 to the named individuals: $7,151 for Mr. Zigerelli, $6,607 for Ms. Gilmartin, $7,228 for Mr. Canfield, $6,548 for Mr. Johnson, and $6,548 for Mr. Spencer.

GRANTS OF PLAN-BASED AWARDS (1)
FISCAL YEAR ENDED JANUARY 31, 2010

The following table shows information regarding plan-based awards during Fiscal 2010 to the named executive officers.

Estimated future Payouts
Under Non-Equity
Incentive Plan Awards (2)

Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)(5)

Lawrence J.	ROE Bonus		200,000	400,000	600,000
Zigerelli	Stock Options

Jane F. Gilmartin	ROE Bonus		162,500	243,750	487,500
	Stock Option

Donny R. Johnson	ROE Bonus		0	0	0
	Stock Options	3/13/09				10,000	9.25	38,800

Tom L. Canfield,	ROE Bonus		0	0	0
Jr.	Stock Options	9/16/09				10,000	17.89	78,600

James M. Spencer	ROE Bonus		0	0	0
	Stock Options

(1)
The Company does not provide executive officers with stock awards or any equity incentive plan awards as compensation and, therefore, there are no stock awards or equity incentive plan awards to disclose on the Grants of Plan-Based Awards Table under SEC Regulation S-K 402(d).

(2)
Shown are the Threshold, Target and Maximum payouts for which each executive was eligible under the Company’s contractual bonus opportunities based on the Return on Equity thresholds for the bonus years under the terms of Mr. Zigerelli and Ms. Gilmartin’s employment agreement.  Further detail regarding any bonus obligations can be found in the “Compensation Discussion and Analysis” under “Elements of Executive Compensation – Annual Cash Incentive.”

(3)	Awarded under our 2003 Incentive Stock Option Plan.

(4)
Amounts shown represent the full grant value of the awards computed in accordance with FASB ASC Topic 718.  For a discussion of the valuation assumptions used, see Note 10 to the Company’s Fiscal 2010 audited financial statements included in our Annual Report on Form 10-K.

(5)
Equity incentives to our executives have historically been limited to stock options.  We are currently authorized to issue stock option awards under our 2003 Incentive Stock Option Plan, which is administered by the Compensation Committee.  Based on recommendations of the President and Chief Executive Officer to the Compensation Committee, the Committee may grant options at any time.  The options permit the holder to purchase shares of our stock at a price equal to the fair market value of the stock at the time of the grant.  Thus, the options gain value only to the extent the stock price exceeds the option price.  All of the options shown in the table become exercisable in equal amounts over a four-year period beginning one year subsequent to the grant date.   Further detail regarding the 2003 Incentive Stock Option Plan can be found in the “Compensation Discussion and Analysis” under “Elements of Executive Compensation – Long Term Incentives.”

Employment Agreements

With regard to the named executive officers as of January 31, 2010, we have employment agreements with Messrs. Zigerelli, Johnson, Canfield, and Spencer, and Ms. Gilmartin.  These agreements include the following terms:

•
The term of Messrs. Johnson and Canfield’s agreement is one year, which is automatically renewed for additional one year terms unless either party gives notice of its intention not to renew. The agreements for Messrs. Zigerelli and Spencer and Ms. Gilmartin do not have a term and each is an “at will” employee.

•
Each executive receives an annual base salary and is eligible to receive a bonus if the Company’s Return on Equity meets a specified amount as the Board determines and provided the Board approves such bonus plan for the fiscal year. No such bonus plan was approved for Fiscal 2010. Further detail regarding any bonus obligations can be found in the “Compensation Discussion and Analysis” under “Elements of Executive Compensation – Annual Cash Incentive” for the thresholds for Fiscal 2010. The contractual amounts are as follows:

Name	Base Salary	Bonus Opportunity
Lawrence J. Zigerelli	$400,000	See Note 1
Jane F. Gilmartin	$325,000	See Note 1
Donny R. Johnson	$275,000	35%
James M. Spencer	$215,000	35%
Tom L. Canfield, Jr.	$205,000	30%

•	Non-interference and non-competition provisions that extend until the expiration of two years following termination of employment.

•
The executives may be entitled to certain payments and other benefits upon termination of their employment or change of control of Duckwall, as described in the section entitled “Potential Payments Upon Change of Control.”

•
Certain employment agreements provide for certain grants of stock options in the Company. Each named executive officers stock option grants are provided in the Outstanding Equity Awards at Fiscal Year End Table provided below.

•
Certain employment agreements provide each executive officer with certain reimbursements for moving expenses. Mr. Zigerelli’s employment agreement provided him with a $30,000 moving allowance, Ms. Gilmartin’s employment agreement provided her with a $20,000 moving allowance, and Mr. Spencer’s agreement provided him with a $10,000 moving allowance and a $30,000 real estate commissions and fees allowance.

The salaries payable under the employment agreements are reviewed annually and increased at the sole discretion of the Board of Directors based on the recommendation of the Compensation Committee.

NOTES:

(1) In Lawrence J. Zigerelli and Jane F. Gilmartin’s employment contracts, they are each entitled a bonus based upon ROE of certain “bonus years.” The first bonus year is August 4, 2008 to August 2, 2009, and the second bonus year is August 3, 2009 to August 1, 2010. Under Mr. Zigerelli and Ms. Gilmartin’s bonus plan, they receive no bonus if ROE is under 7.49%, a bonus equal to 50% of their respective salary if ROE is 7.5% to 9.99%, a bonus equal to 75% of their respective salary if ROE is 10% to 12.49%, a bonus equal to 100% of their respective salary if ROE is 12.5% to 14.99%, a bonus equal to 125% of their respective salary if ROE is 15% to 17.49%, and a bonus of 150% of their respective salary if ROE is 17.5% or more.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)
FISCAL YEAR ENDED JANUARY 31, 2010

The following table shows information concerning stock options outstanding held by the named executive officers at January 31, 2010.  No stock options of any of the named executive officers were repriced.

	Option Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Lawrence J. Zigerelli	25,000	75,000	9.05	07/01/2013
	2,500	7,500	9.05	07/01/2013

Jane F. Gilmartin	15,000	45,000	10.25	07/24/2013

Donny R. Johnson	12,500	12,500	39.67	08/01/2012
	5,000	15,000	15.61	05/14/2013
		10,000	9.25	03/13/2014

Tom L. Canfield, Jr.	7,500	2,500	30.77	06/05/2011
	3,750	1,250	39.00	12/04/2011
	2,500	7,500	15.61	05/14/2013
		10,000	17.89	09/16/2014

James M. Spencer	7,500	22,500	10.00	12/15/2013

(1)
The Company does not provide executive officers with stock awards or any equity incentive plan awards as compensation and, therefore, there are no stock awards or any compensation from an equity incentive plan to disclose on the Outstanding Equity Awards Table under SEC Regulation S-K 402(f).

(2)	Unless otherwise noted, all option awards with unexercisable shares listed in this table vest at a rate of 25% per year over the first four years of the option term. Options have a five year term.

OPTION EXERCISES AND STOCK VESTED (1)
FOR FISCAL YEAR ENDED JANUARY 31, 2010

The following table shows information concerning the exercise of stock options by the named executive officers during the fiscal year ended January 31, 2010.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Lawrence J. Zigerelli	0	-

Jane F. Gilmartin	0	-

Donny R. Johnson	0	-

Tom L. Canfield, Jr.	0	-

James M. Spencer	0	-

(1)
The Company does not provide executive officers with stock awards as compensation and, therefore, there are no stock awards to disclose on the Option Exercises and Stock Vested Table under SEC Regulation S-K 402(g).

PENSION BENEFITS; NONQUALIFIED DEFERRED COMPENSATION PLANS

The Company does not provide its named executive officers with any pension benefits, nor does it provide or have in place any nonqualified deferred compensation plans for its named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Regarding the named executive officers as of January 31, 2010, we have employment agreements with Messrs. Zigerelli, Johnson, Canfield, and Spencer and Ms. Gilmartin (the “currently employed named executive officers”).  Upon termination of their employment or a change of control of Duckwall, under certain circumstances, the currently employed named executive officers will be entitled to various payments and other benefits pursuant to their respective Employment Agreement.  These payments and benefits are described below.

If we terminate a currently employed named executive officer for cause, of if a currently employed named executive officer terminates his employment without good reason or if the termination is due to the currently employed named executive officer’s death or disability, we will pay the base salary through the date of termination, earned vacation pay and any benefits earned under any profit sharing or similar plan through the date of termination, to the extent and in the manner and at such times as provided in such plans.  Following termination for disability, we also will maintain health and dental benefits for the officer and his family in accordance with each officer’s employment agreement.

If we terminate a currently employed named executive officer without cause, the officer terminates for “Good Reason” or a “Change of Control,” or we fail to extend for a renewal term, we will pay salary through the date of termination, earned vacation pay and any benefits earned under any profit sharing or similar plan through the date of termination, to the extent and in the manner and at such times as provided in such plans.  In addition, we will pay an additional year’s base salary in accordance with our regular payroll practices and continue all benefits coverage during such period as applicable pursuant to each employee’s employment contract. If the officer obtains employment with a competitor while we are making payments to him, amounts payable are subject to reduction by the amount received from the new employer.

For purposes of this section:

•
By “disability,” we mean the officer’s permanent disability or incapacity, as determined in accordance with any disability policy that we might maintain, or, if we do not have such a policy, as we determine in good faith based upon the inability of the officer to perform the essential functions of his position, with reasonable accommodation by us, for a period in excess of 180 days during any period of 365 calendar days.

•
“Good Reason” means assignment of the currently employed named executive officer to duties and responsibilities that are substantially inconsistent with the scope and duties and responsibilities set forth in the respective employment agreement and excludes a Change in Control.

•
“Change in Control” means an event required to be reported as a change in control under Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934 and generally will be deemed to occur upon (a) a person acquiring 40% or more of the shares or voting power of our stock, (b) the hostile replacement of at least the majority of our Board of Directors, or (c) a merger or sale of substantially all of our assets.

In December 2008, we had certain employees execute amendments to their employment contracts in order to comply with Internal Revenue Service Section 409A and its rules and regulations. Under this employment agreement amendment, the definition of “Good Reason” was amended to read the following:

“Good Reason” means any of the following: (1) a material diminution in the Employee’s Base Salary; (ii) any material diminution in Employee’s authority, duties or responsibilities; and (iii) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement.

“Good Reason” no longer includes a Change of Control under the amended definition.  The term “Good Reason” is intended to be an exempt “involuntary separation of service” under Treas. Reg. § 1.409A-1(n).

In addition, a section was added to the employment agreement under the amendment, which provided for certain severance payments for termination upon a Change of Control. In order to comply with Internal Revenue Service Section 409A, such section provides that if an employee is terminated by the Company or voluntarily due to a Change of Control, then the employee’s severance does not begin being paid until the 7th month after the date of termination.

The named executive officers that signed such an amendment to their employment agreement are the following: Lawrence J.  Zigerelli, Jane F. Gilmartin, James M. Spencer, Donny R. Johnson, and Tom L. Canfield, Jr.

Effective as of May 31, 2009, the Company executed Addendums to Mr. Zigerelli’s and Ms. Gilmartin’s Employment Agreements to provide each certain compensation upon a Change of Control of the Company, as provided below.

The Addendum to the Employment Agreement of Lawrence J. Zigerelli allows Mr. Zigerelli certain benefits if Mr. Zigerelli is terminated due to a Change of Control of the Company as defined in the Company’s Incentive Stock Option Plan of 2003. In the event that Mr. Zigerelli is terminated due to a Change of Control, he is to be paid one additional year of base salary, which base salary is equal to $400,000, he shall be paid all earned benefits and earned obligations and the Company shall continue his benefits coverage for 90 days after the date of termination. The amounts paid to Mr. Zigerelli under this Addendum shall be paid in accordance with Internal Revenue Code Section 409A. If Mr. Zigerelli violates any non-compete provision then in effect under his Employment Agreement, the compensation provided due to a Change of Control shall be reduced by the amount of compensation that Mr. Zigerelli receives from other employment. The compensation and benefits paid to Mr. Zigerelli under this Addendum to his Employment Agreement are similar to the Change of Control provisions under the other executive officer’s employment agreements.

The Company entered into a similar Employment Agreement Addendum with Ms. Gilmartin. The Addendum to Ms. Gilmartin’s Employment Agreement allows Ms. Gilmartin certain benefits if Ms. Gilmartin is terminated due to a Change of Control of the Company as defined in the Company’s Incentive Stock Option Plan of 2003. In the event that Ms. Gilmartin is terminated due to a Change of Control, she is to be paid one additional year of base salary, which base salary is equal to $325,000, she shall be paid all earned benefits and earned obligations and the Company shall continue her benefits coverage for 90 days after the date of termination. The amounts paid to Ms. Gilmartin under this Addendum shall be paid in accordance with Internal Revenue Code Section 409A. If Ms. Gilmartin violates any non-compete provision then in effect under her Employment Agreement, the compensation provided due to a Change of Control shall be reduced by the amount of compensation that Ms. Gilmartin receives from other employment. The compensation and benefits paid to Ms. Gilmartin under this Addendum to her Employment Agreement are similar to the Change of Control provisions under the other executive officer’s employment agreements.

The following table shows the amounts we would have been required to pay each of the currently employed named executive officers assuming that any of the following occurred as of January 31, 2010: (i) a termination by reason of disability, (ii) a termination by us without cause or by the officer with Good Reason, or (iii) a termination because of a Change in Control.  All payments are paid over the remaining term of the officer’s employment agreement in accordance with the Company’s current payroll procedures; none are lump sum.  If an officer obtains employment with a competitor while we are making payments to him, amounts payable are subject to reduction by the amount received from the new employer.  See the section captioned “Compensation Discussion and Analysis – Information Regarding Certain Named Executive Officers Who Are No Longer Employed With the Company” for amounts being paid to Mr. Zigerelli in connection with the termination of his employment with the Company.

Name	Termination due to Disability (1) ($)	Without Cause by the Company or Good Reason by the Executive (2) ($)	Change in Control (3)(4) ($)

Lawrence J. Zigerelli	7,151	407,151	401,778
Jane F. Gilmartin	6,607	331,607	326,652
James M. Spencer	6,548	221,548	216,637
Donny R. Johnson	6,548	281,548	276,637
Tom L. Canfield, Jr.	7,228	212,228	206,637

(1)
The numbers in this column represent the amount of health and dental benefits that each currently named employed executive officer shall be paid under the terms of each executive’s employment agreement. Except for Mr. Zigerelli and Ms. Gilmartin, who do not receive any continued benefits upon disability, all executives receive such benefits for a period of twelve months after disability. Also, under the Employment Agreements, an employee has the right to “Earned Obligations” or “Accrued Compensation” if employment is terminated due to disability. Under the employment agreements, “Earned Obligations” and “Accrued Compensation” is defined as: (1) the employee’s base salary through the date of termination that has not yet been paid; and (2) all vacation pay, expense reimbursements and other cause entitlements earned by the employee before the date of termination that have not yet been paid. The employee is also entitled to any benefits as of the date of termination under all qualified and non qualified retirement, pension, profit sharing and similar plans, if any, of the Company. Under Mr. Zigerelli and Ms. Gilmartin’s employment agreements, each are also entitled to any earned but unpaid bonuses for any bonus period that ended before the termination date, and if death or disability occurs more than six months after the last bonus period, a pro-rated bonus on the date that such bonus would have been paid.

(2)
This amount represents the one year base salary that will be paid to each currently named employed executive officer in accordance with the Company’s then current payroll procedures and the amount of health and dental benefits that each will be provided with under each executive’s employment agreement. Each named executive officer shall receive such benefits for up to twelve months. Under the employment agreements, an employee is also entitled to Earned Obligations and Accrued Compensation and benefits, as discussed in Note 1, if employment is terminated without cause or for Good Reason.  In addition, Mr. Zigerelli and Ms. Gilmartin are entitled to any earned but unpaid bonus for any bonus period that ended before the termination date and if termination occurs more than six months after the last bonus period, a pro-rated bonus on the date that such bonus would have been paid.

(3)
Under the 2003 Plan, Mr. Zigerelli’s Non Qualified Stock Option Plan and Incentive Stock Option Plan, and Ms. Gilmartin’s Incentive Stock Option Agreement, all stock options accelerate and vest in the event of a Change in Control.  As of the close of business on January 31, 2010, the closing price of the Company’s common stock on NASDAQ was $12.19. Were the Company to have accelerated the vesting of unvested options because of a Change in Control event on such date, the excess of the fair market value of the shares subject to unvested options held by the named executive officers over the weighted average exercise price of such options would have been $0 for all of the named executive officers. Notwithstanding the weighted average exercise price, as of the close of business on January 31, 2010, some of our named executive officers did hold stock options that had an exercise price below the closing price of $12.19 on January 31, 2010. Such named executive officers would receive a benefit from exercising such options should there have been a Change of Control on January 31, 2010.

(4)
This amount represents the one year base salary that will be paid to each currently named employed executive officer in accordance with the Company’s then current payroll procedures. This amount also includes any health or dental benefits that each executive will receive due to a Change in Control. Each named executive officer shall receive such benefits for three months. Under the employment agreements, and any addendums discussed above, each named executive officer is also entitled to Earned Obligations or Accrued Compensation and benefits, as discussed in Note 1, if employment is terminated by the company or voluntarily due to a Change of Control.

Executive Compensation Risk Considerations

The Company’s Compensation Committee, with the assistance of management, reviews, as appropriate, the compensation policies and practices for all employees, including executive officers, to assess the risks that may arise from the Company’s compensation programs. The Compensation Committee and management have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION
FISCAL YEAR ENDED JANUARY 31, 2010

The Compensation Committee has the responsibility for the determination and the administration of all aspects of the compensation policies and programs for directors.

As discussed in the Compensation Discussion & Analysis for executive compensation, the Compensation Committee met numerous times during the course of Fiscal 2010 to review issues with respect to compensation matters, including director compensation.  The agenda for each meeting of the Compensation Committee is prepared and/or approved by the chairman of the Compensation Committee in advance of the meeting.  The chairman of the Compensation Committee may, but is not required to, invite members of management or other members of our Board of Directors to attend portions of meetings as deemed appropriate.  The President and Chief Executive Officer and certain other executive officers may attend Compensation Committee meetings.  Although it may do so in the future, in recent years the Compensation Committee has not used a consultant in considering compensation policies and programs for directors, but relies on the experience of its members, their familiarity with compensation programs of other companies, recommendations of management and informal surveys of the practices of companies whose business is deemed similar to the Company’s by the Compensation Committee.  Such companies include Dollar General Corp., Target Corp., Family Dollar Stores, Inc. and Fred’s Inc.  See “Role of Peer Analysis in Compensation Determinations” above for a discussion of how the Company utilizes compensation information from its peers in determining compensation.

Directors are paid a base compensation equal to $7,500 per quarter that the director serves on the Board of Directors. Each director receives additional payments for attending special meetings and for being on committees of the Board of Directors. The additional compensation for attendance at any special meeting of the Board of Directors is $500 per meeting attended and the additional compensation for being on a committee is $500 per quarter. The Chairman of the Board of Directors receives quarterly compensation of $13,500 for his duties, which is an additional $6,000 to the Chairman’s base compensation, and each Chairman of a committee of the Board of Directors receives additional quarterly compensation equal to $875. On February 1, 2010, the Compensation Committee of the Board of Directors approved a new international travel special meeting policy, which provides that directors shall be compensated $1,000 per day, in addition to the reimbursement of expenses, when a director travels internationally for a meeting.

Each director is eligible to participate in the Duckwall-ALCO Stores, Inc. Non-Qualified Stock Option Plan for Non-Management Directors (the “Plan”), as long as the directors are not otherwise officers or employees of the Company. The Plan was approved on May 23, 2006, by the stockholders.  The purpose of the Plan is to aid the Company in competing with other companies for director services, to provide incentives for directors to remain with the Company and to reward those directors that do remain with the Company. The Plan provides that a maximum of 120,000 shares could be issued under the Plan. A proposal passed in the 2008 annual meeting of the stockholders that increased the number of maximum shares that could be issued under the Plan to 200,000. The options are granted at the fair market value as of the date it is granted, or if the markets are not open on the granting date, the next day the markets are open. All option awards vest at a rate of 25% per year over the first four years of the option term. Options have a five year term. The Compensation Committee is responsible for the administration of the Plan.

The following table provides compensation paid to individuals that served as directors during Fiscal 2010.

DIRECTOR COMPENSATION TABLE (1)

Name	Fees Earned or Paid in Cash ($)	Option Awards (2) ($)	All Other Compensation ($)	Total ($)

Lolan C. Mackey	39,000	44,158	0	83,158
Raymond A. French (3)	0	0	0	0
Dennis E. Logue	37,125	44,158	0	81,283
Royce Winsten (4)	108,625	43,537	0	152,162
James V. Worth (5)	40,320	19,935	0	60,255
James G. Hyde (6)	8,875	9,688	0	18,563

(1)
The Company does not provide any stock awards, nonequity incentive plan compensation, pension plan, or deferred compensation earnings to its directors and, therefore, there is no such compensation to disclose under SEC Regulation S-K 402(k).

(2)
The options were awarded under the Duckwall-Alco Stores, Inc. Non-Qualified Stock Option Plan for Non Management Directors. The amounts shown represent the compensation cost recognized in Fiscal 2010 in accordance with FASB ASC Topic 718, and therefore include amounts from awards granted in and prior to Fiscal 2010.  For a discussion of the valuation assumptions used, see Note 10 to the Company’s Fiscal 2010 audited financial statements included in our Annual Report on Form 10-K.

(3)	Mr. French’s compensation is $0.00 because Mr. French chooses to waive all compensation and payments for his service on the Board of Directors.

(4)
Mr. Winsten is the current Chairman of the Board of Directors. On December 31, 2009, the Compensation Committee of the Company determined to award Mr. Winsten a “special bonus” of $50,000 in recognition of his work effort above and beyond the expectations of the Board of Directors. This special bonus is reflected in the total amount awarded to Mr. Winsten in fees earned or paid in cash.

(5)
Mr. Worth was voted in as director at the Stockholder’s 2009 Annual Meeting on June 4, 2009.  Mr. Worth resigned during Fiscal 2011, effective March 2, 2010. At the time of Mr. Worth’s resignation, none of his 20,000 stock options granted to him on June 4, 2009 had vested and, therefore, he cannot exercise any of his awarded options.

(6)	Mr. Hyde resigned from the Board of Directors during Fiscal 2010, effective June 4, 2009.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information as of April 6, 2010, regarding the beneficial ownership of Company stock by:

•	each of our directors and nominees;
•	each of our named executive officers;
•	all of our executive officers, directors and nominees as a group; and
•	each person who is known by us to beneficially own more than 5% of our common stock.

All information with respect to beneficial ownership has been furnished by the respective directors, nominees, officers or 5% or more stockholders, as the case may be, or by documents filed with the Securities and Exchange Commission.  For the purposes of the table, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or to dispose of them.  Except as otherwise indicated in the table or the footnotes below, as of April 6, 2010 each person had sole voting and investment power over the shares listed in the beneficial ownership table and all stockholders shown in the table as having beneficial ownership of 5% or more of stock had as a business address 401 Cottage Street, Abilene, KS  67410-2832.  Stockholders disclaim beneficial ownership in the shares described in the footnotes as being “held by” or “held for the benefit of” other persons.  No executive officer or director has pledged as security any beneficially owned stock.

Name	Amount Beneficially Owned	Percent of Class

Lawrence J. Zigerelli (1)	37,500	*
Jane F. Gilmartin (2)	15,000	*
James M. Spencer (3)	1,405	*
Tom L. Canfield, Jr. (4)	23,005	*
Donny R. Johnson (5)	21,000	*
Lolan C. Mackey (6)	20,000	*
Raymond A.D. French (7)	543,517	14.2%
Dennis E. Logue (8)	20,500	*
Royce Winsten (9)	25,000	*
James V. Worth (10)	0	*
James G. Hyde (11)	14,125	*
Add directors and executive officers as a group (there are 10 total in group)	721,052	18.8%
William Blair & Company, L.L.C. (12)	549,862	14.4%
Heartland Advisors, Inc. (13)	414,800	10.8%
Dimensional Fund Advisors, Inc. (14)	344,595	9.0%
Michael F. Price (15)	264,919	6.9%
Scott L. Barbee (16)	340,441	8.9%
Franklin Resources, Inc. (17)	238,000	6.2%

*	Less than one percent.

(1)	Mr. Zigerelli’s address is 2919 Marlatt, Manhattan, Kansas 66502. Includes 27,500 shares acquired by exercise of Mr. Zigerelli’s stock options on March 19, 2010.

(2)
Ms. Gilmartin’s address is 1555 Jefferson Ridge, Apt. 6, Manhattan, Kansas 66502. Includes 15,000 shares represented by stock options that are currently exercisable or will become exercisable by June 5, 2010.

(3)	Mr. Spencer’s address is 2311 NW Harvard Walk, Bentonville, Arkansas 72712. On March 19, 2010, Mr. Spencer elected net exercise for vested options, receiving 1,405 shares.

(4)
Includes 13,750 shares represented by stock options that are currently exercisable or will become exercisable by June 5, 2010. Mr. Canfield’s address is 907 Maple, Abilene, Kansas 67410. 9,255 of the shares are jointly owned with Mr. Canfield’s wife, Sandra Canfield.

(5)	Includes 17,500 shares represented by stock options that are currently exercisable or will become exercisable by June 5, 2010. Mr. Johnson’s address is 1810 Bluestem Lane, Salina, Kansas 67401.

(6)	Mr. Mackey’s address is 27 Glenbrook, Bentonville, AR 72712. Includes 20,000 shares represented by stock options that are currently exercisable or will become exercisable by June 5, 2010.

(7)
Includes 543,517 shares held by Strongbow Capital, Ltd., of which Strongbow Capital Management is the controlling entity.  Mr. French is the Chairman of both Strongbow Capital, Ltd. and Strongbow Capital Management and is the controlling person of Strongbow Capital Management, Ltd.  By virtue of their relationships to Strongbow Capital, Ltd., Strongbow Capital Management, Ltd. and Mr. French beneficially own and have shared power to vote and to dispose or direct the disposition of the shares held by Strongbow Capital, Ltd.  The address of Mr. French is 19 The Elms, Lezayre Road, Ramsey, Isle of Man IM82TA. The address for Strongbow Capital, Ltd. and Strongbow Capital Management, Ltd. is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. Ownership information was obtained from Schedule 13D, filed as of March 7, 2008.

(8)	Mr. Logue’s address is 116 Shaker Blvd, Enfield, NH 03748. Includes 20,000 shares represented by stock options that are currently exercisable or will become exercisable by June 5, 2010.

(9)	Mr. Winsten’s address is 1495 Jusmar Drive, Sea Girt, NJ 08750. All of Mr. Winsten’s shares are represented by stock options that are currently exercisable or will become exercisable by June 5, 2010.

(10)
Mr. Worth’s address is 101 Madison Avenue, Spring Lake, NJ 07762. Mr. Worth resigned from the Board of Directors during Fiscal 2011, effective as of March 2, 2010. At the time of Mr. Worth’s resignation, none of his 20,000 stock options granted to him on June 4, 2009 had vested and, therefore, are not exercisable.

(11)
Mr. Hyde’s address is 102 Naples Road, #1, Brookline, MA 02446. Mr. Hyde resigned from the Board of Directors during Fiscal 2010, effective as of June 3, 2009. Mr. Hyde’s shares include 3,125 shares represented by stock options that are currently exercisable. Mr. Hyde’s has until June 3, 2010 to exercise his vested options, or they will be terminated.

(12)	William Blair & Company, L.L.C.’s address is 222 W. Adams, Chicago, Illinois 60606. Ownership information was obtained from Schedule 13G/A, filed as of December 31, 2009

(13)	Heartland Advisors, Inc.’s address is 789 N. Water St., Suite 500, Milwaukee, WI 53202. Ownership information was obtained from Schedule 13G/A filed as of December 31, 2009

(14)	Dimensional Fund Advisors, Inc.’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Ownership information was obtained from Schedule 13G/A filed as of December 31, 2009

(15)
Includes 265,944 owned by MFP Investors, LLC, a Delaware limited liability company (“MFP LLC”). Of these 265,944 shares, MFP Partners, L.P., a Delaware limited partnership (“MFP LP”) has the shared voting power for 265,944 of these shares. Michael F. Price is the controlling person of MFP LLC. Mr. Price, as the controlling person, has the power to vote, dispose of and direct the shares owned by MFP LLC. The address of MFP LLC, MFP LP and Mr. Price is: 667 Madison Avenue, 25th Floor, New York, NY 10065. Ownership information was obtained from Schedule 13G/A, filed as of December 31, 2009.

(16)
Includes 263,453 shares that are shared in voting power with Aegis Financial Corporation, a Delaware corporation (“Aegis”). Scott L. Barbee is the controlling person of Aegis. Mr. Barbee, as the controlling person for such entity, has the power to vote, dispose of, and direct these 263,453 shares. The address for Aegis and Mr. Barbee is: 1100 North Glebe Road, Suite 1040, Arlington, Virginia, 22201. Ownership information was obtained from Schedule 13G, filed as of December 31, 2008.

(17)	Franklin Resources, Inc.’s address is One Franklin Parkway, San Mateo, CA 94403. Ownership information was obtained from Schedule 13G/A filed as of December 31, 2009.

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Board’s Audit Committee, has selected the independent certified public accounting firm of KPMG LLP as the Company’s independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending January 30, 2011.  Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board’s decision in this regard. KPMG LLP has served as the Company’s independent accountants since 1969.  A representative of KPMG LLP is expected to be present at the Annual Meeting.  If present, such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended January 31, 2010 and February 1, 2009, and fees billed for other services rendered by KPMG LLP.

	2010	2009
Audit fees	$674,975	$1,144,233
Audit related fees (1)	17,279	-
Tax fees (2)	-	-
All other fees (3)	-	-
Total fees	$692,254	$1,144,233

(1)	Audit-related fees consist of fees for consultation with respect to Special Workpaper Review, SEC Comment Letters and Special Accountant Consents.
(2)	We did not pay any fees to KPMG during the last two fiscal years for services related to taxes.
(3)	We did not pay any fees to KPMG during the last two fiscal years for any other services not included in the categories listed above.

The Audit Committee selected KPMG LLP to serve as the Company’s independent accountants, after considering KPMG LLP’s independence and effectiveness.  The Audit Committee pre-approves all audit and non-audit services to be performed by KPMG LLP and the fees and other compensation to be paid to KPMG LLP by reviewing and approving the overall nature and scope of the audit process, reviewing and approving any requests for non-audit services and receiving and reviewing all reports and recommendations of KPMG LLP. One hundred percent (100%) of the non-audit services provided by KPMG LLP were pre-approved by the Audit Committee.

Submission of the selection of the independent accountants to the stockholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent accountants if the present accountants resign or their engagement otherwise is terminated.

The Board of Directors recommends that you vote for ratification and approval of the selection of KPMG LLP.

RELATED PERSON TRANSACTIONS POLICIES AND PROCEDURES

The Board of Directors recently adopted a written Related Person Transaction Policy that is consistent with the requirements of Item 404 of Regulation S-K.  Under the terms of this policy, the Audit Committee will review and pre-approve any “Related Person Transaction” (as defined below), based on whether the proposed transaction is in the best interests of the Company and its stockholders.  A “Related Person Transaction” is any transaction in which (1) the Company was or is to be a participant; (2) the amount involved exceeds $120,000; and (3) a “related person “ (as described below) has or will have a direct or indirect material interest.  For purposes of this policy, in general, a “related person” includes the directors, director nominees, and executive officers of the Company, beneficial owners of more than 5% of the Company’s common stock, and the respective immediate family members of all such persons.

In making the determination of whether a Related Person Transaction is in the best interests of the Company and its stockholders, the Audit Committee takes into account, among other factors it deems appropriate:

•	The extent of the related person’s interest in the transaction;
•	Whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	The benefits to the Company;
•	Any impact or potential impact on a director’s independence;
•	The availability of other sources for comparable products or services; and
•	The terms of the transaction.

Additionally, any Related Person Transaction entered into by the Company will be periodically reassessed by the Audit Committee to ensure its continued appropriateness.  The Audit Committee will oversee, as appropriate and as required by federal securities laws, the Company’s disclosure concerning Related Person Transactions.

Annually we solicit information about transactions between the Company and its directors and executive officers, their immediate family members and affiliated entities, including information concerning the nature of each transaction and the amount involved. Our internal counsel reviews this information to determine whether any transaction is subject to disclosure under applicable rules, and the information is presented to the Board in connection with its assessment of each director’s independence.

There were no related person transactions to report in Fiscal 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the last day of Fiscal 2010 regarding shares outstanding and available for issuance under our existing equity compensation plans that have been approved by shareholders.  These plans include the Company’s 2003 Incentive Stock Option Plan discussed in detail in the “Compensation Discussion and Analysis” under the “Long Term Incentives” heading, and the Company’s Non-Qualified Stock Option Plan for Non-Management Directors discussed in detail in the “Director Compensation” section.

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance

514,875	$ 18.16	178,750

The following table provides information as of the last day of Fiscal 2010 regarding shares outstanding and available for issuance under a certain equity compensation plan for Mr. Zigerelli that was not approved by the shareholders. This plan is pursuant to a certain Non-Qualified Stock Option Agreement with Mr. Zigerelli as part his starting employment at the Company. Under the terms of the Agreement Mr. Zigerelli was granted the right to purchase 10,000 shares of the Company’s common stock at a purchase price of $9.05, which was equal to the closing price of the common stock on the NASDAQ Global Market Exchange on the grant date.  The options will vest in equal amounts over a four year period unless certain Company events occur. The options will terminate if Mr. Zigerelli ceases to be a full time employee of the Company. The options will also terminate, if unexercised, five years from the date of grant. The Company issued these shares from the unissued shares authorized.

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance

10,000	$ 9.05	0

The following table provides information as of the last day of Fiscal 2010 regarding the total number of shares outstanding and available for issuance under all of our existing equity compensation plans.

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance

524,875	$ 17.99	178,750

16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Company’s Common Stock and other equity securities.  Securities and Exchange Commission regulations require directors, executive officers and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during Fiscal 2010 there has been complete compliance with the filing requirements applicable to its directors, executive officers, and greater than 10% stockholders under Section 16(a) filing requirements.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics for Directors and Senior Officers (including the Company’s President, Chief Financial Officer and Controller) and a Code of Business Conduct and Ethics for Associates that applies to all employees.  These codes are available on the Company’s website at http://www.alcostores.com/company_information/investor_relation/ALCO_Corp_Goverance.html. The Company intends to disclose any amendment to or waiver from the code applicable to any principal executive officer, principal financial officer or principal accounting officer on a Form 8-K or on its website.

OTHER BUSINESS OF THE MEETING

A Proxy confers discretionary authority with respect to the voting of shares represented by the proxy regarding any other business that properly may come before the meeting as to which the Company did not have notice prior to March 24, 2010.  The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement.  If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

ANNUAL REPORT

This Proxy Statement is accompanied by the Company’s 2010 Annual Report including financial statements for the year ended January 31, 2010.  Upon written request to the Corporate Secretary of the Company at 401 Cottage Street, Abilene, Kansas 67410-2832, by any stockholder whose proxy is solicited hereby, the Company will furnish a copy of its 2010 annual report on Form 10-K, together with financial statements and schedules thereto, without charge to the requesting stockholder. The Form 10-K may also be obtained through the Internet at http://www.duckwall.com/company_information/investor_relation/ ALCO_annual.html.

HOUSEHOLDING

Only one copy of the Company’s Annual Report and Proxy Statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders.  This procedure is referred to as “householding.”  In addition, the Company has been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials.  The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address.  If you wish to receive a separate copy of the Annual Report and Proxy Statement, you may write to the Corporate Secretary of the Company at 401 Cottage Street, Abilene, Kansas, 67410-2832 or call the Corporate Secretary’s assistant at (785) 263-3350 x290.  You can contact your broker or bank to make a similar request.  Stockholders sharing an address who now receive multiple copies of the Company’s Annual Report and Proxy Statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.

COMMUNICATIONS FROM STOCKHOLDERS

Although the Company does not have a formal policy concerning stockholders communicating with the Board or individual directors, stockholders may send communications to the Board at the Company’s business address at Duckwall-Alco Stores, Inc., 401 Cottage Street, Abilene, Kansas, 67410-2832, attention Office of the Corporate Secretary.

Upon receipt of a communication for the Board or an individual director, the Corporate Secretary will promptly forward any such communication to all the members of the Board or the individual director, as appropriate.  If a communication to an individual director deals with a matter regarding the Company, the Corporate Secretary or appropriate officer will forward the communication to the entire Board, as well as the individual director.

Although neither the Board nor a specific director is required to respond to a stockholder communication, responses will generally be provided, subject to the following procedures and limitations.  To avoid selective disclosure, the Board or the individual directors may respond to a stockholder’s communication only if the communication involves information which is not material or which is already public, in which case the Board, as a whole, or the individual director may respond, if at all:

•	directly, following consultation with the office of the Corporate Secretary or other advisors, as the Board determines appropriate;
•	indirectly through the office of the Corporate Secretary or other designated officer, following consultation with the Corporate Secretary or other advisors, as the Board determines appropriate;
•	directly, without additional consultation; indirectly through the office of the Corporate Secretary or other designated officer, without additional consultation; or
•	pursuant to such other means as the Board determines appropriate from time to time.

If the communication involves material non-public information, the Board or individual director will not provide a response to the stockholder.  The Company may, however, publicly provide information responsive to such communication if (following consultation with the office of the General Counsel or other advisors, as the Board determines appropriate) the Board determines disclosure is appropriate.  In such case, the responsive information will be provided in compliance with Regulation FD and other applicable laws and regulations.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2011 Annual Meeting of Stockholders (presently scheduled to be held on June 2, 2011), you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive office, at the following address: 401 Cottage Street, Abilene, Kansas, 67410-2832, Attention: Corporate Secretary, no later than January 7, 2011 (120 days before the date of mailing based on this year’s Proxy Statement date).

Additionally, in accordance with Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2010 Annual Meeting of Stockholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for that meeting, the Company must receive the proposal by March 23, 2011 (45 days before the date of mailing based on this year’s Proxy Statement date) for it to be considered timely received.  If notice of a stockholder proposal is not timely received, the individuals appointed as proxy holders will be authorized to exercise discretionary authority with respect to the proposal.

By Order of the Board of Directors

Brett C. Bogan
Corporate Secretary

May 7, 2010
Abilene, Kansas

DUCKWALL-ALCO STORES, INC. E-PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on the 3rd day of June, 2010.

The proxy statement, annual report to stockholders, and proxy card are available at http://www.alcostores.com/proxy.

MEETING INFORMATION

The annual meeting of the stockholders of Duckwall-ALCO Stores, Inc. (the “Company”) will be on the 3rd day of June, 2010 at 10:00 a.m. at 401 Cottage Street, Abilene, Kansas.  If action is to be taken by the Company by written consent, the earliest date on which the corporate action may be effected is June 3, 2010.

The Company shall act on the following matters at the annual meeting:

•
To elect four directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2011; and

•	To act upon any other business that may properly come before the annual meeting or any adjournments of that meeting.

The Company’s recommendations on the above referenced matters are:

•	The Board of Directors recommends that you vote for the election of Royce Winsten, Raymond A.D. French, Lolan C. Mackey, and Dennis E. Logue as directors; and

•	The Board of Directors recommends that you vote in favor to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2011.

We are providing a full set of the printed proxy materials to you, including a printed proxy card that you may execute and return to us in a self addressed stamped envelope that is provided to you, the proxy statement and the annual report (collectively, “Proxy Materials”), but our Proxy Materials are also available on the internet at http://www.alcostores.com/proxy.

The following Proxy Materials are available on the above referenced website: the Company’s annual report, the proxy statement and the proxy card.

The following are instructions on how to access the Proxy Materials on the above referenced website:

•	Go to http://www.alcostores.com/proxy.
•	The website provides a link to each the proxy statement, the annual report and the proxy card in both HTML and PDF format.
•	Click on Proxy Materials that you would like to view.
•	The Proxy Materials will upload to your computer and you will be able to view and print them from your computer.

Any stockholder may attend the meeting and vote in person by appearing at our annual meeting site located at 401 Cottage Street, Abilene, Kansas. You are cordially invited to attend and your vote is important to us.

ANNUAL MEETING PROXY CARD FOR STOCKHOLDERS

Duckwall-ALCO Stores, Inc.

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

ANNUAL MEETING PROXY CARD
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

A			Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors	01 – Royce Winsten 03 – Dennis E. Logue	02 – Raymond A.D. French 04 – Lolan C. Mackey	+

☐ Mark here to vote FOR all nominees
☐ Mark here to WITHHOLD vote from all nominees
☐ For All EXCEPT – To withhold a vote for one or more nominee, mark the box to the left and the corresponding numbered box(es) to the right			01 02 03 04 ☐ ☐ ☐ ☐

2. Ratification of KPMG LLP as independent accountants for the Company for the fiscal year ending January 30, 2011.			For Against Abstain ☐ ☐ ☐

B			Non-Voting Items
Change of Address — Please print new address below

C			Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.
Please sign your name exactly as it appears hereon. If signing as a representative, please include capacity.
Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

■			+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy— DUCKWALL-ALCO STORES, INC.

ANNUAL MEETING JUNE 3, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Duckwall-ALCO Stores, Inc., a Kansas Corporation, appoints Mr. Donny R. Johnson and Mr. Brett C. Bogan or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned with full power of substitution to vote all of the shares which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at the offices of the Company, 401 Cottage Avenue, Abilene, Kansas, on June 3, 2010 at 10:00 A.M. CDT and at any adjournment thereof, with all the power the undersigned would possess if personally present, as stated on the reverse side.

THIS PROXY WILL BE VOTED “FOR” ALL ITEMS IF NO INSTRUCTION TO THE CONTRARY IS INDICATED.  IN THEIR DISCRETION, THE ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING.

ANNUAL MEETING PROXY CARD FOR BROKERS

Duckwall-ALCO Stores, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

ANNUAL MEETING PROXY CARD
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors	01 – Royce Winsten 03 – Dennis E. Logue	02 – Raymond A.D. French 04 – Lolan C. Mackey +

☐ Mark here to vote FOR all nominees
☐ Mark here to WITHHOLD vote from all nominees
	☐ For All EXCEPT – To withhold a vote for one or more nominee, mark the box to the left and the corresponding numbered box(es) to the right	01 02 03 04 ☐ ☐ ☐ ☐

2. Ratification of KPMG LLP as Independent accountants for the Company for the fiscal year ending January 30, 2011.		For Against Abstain ☐ ☐ ☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.
Please sign your name exactly as it appears hereon. If signing as a representative, please include capacity.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/	/

■		+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy— DUCKWALL-ALCO STORES, INC.

ANNUAL MEETING JUNE 3, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Duckwall-ALCO Stores, Inc., a Kansas Corporation, appoints Mr. Donny R. Johnson and Mr. Brett C. Bogan or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned with full power of substitution to vote all of the shares which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at the offices of the Company, 401 Cottage Avenue, Abilene, Kansas, on June 3, 2010 at 10:00 A.M. CDT and at any adjournment thereof, with all the power the undersigned would possess if personally present, as stated on the reverse side.

THIS PROXY WILL BE VOTED “FOR” ALL ITEMS IF NO INSTRUCTION TO THE CONTRARY IS INDICATED.  IN THEIR DISCRETION, THE ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING.